FIRST AMENDMENT OF SECURITY AGREEMENT

This FIRST AMENDMENT OF SECURITY AGREEMENT (Personal Property-Borrower) (this "Amendment") is dated as of December 31, 2011, and is executed and delivered by and between NATURAL GAS SERVICES GROUP, INC., a Colorado corporation (the "Debtor"), and JPMORGAN CHASE BANK, N.A., a national banking association (the "Secured Party").

W I T N E S S E T H:
RECITALS:

1.    Debtor and Secured Party have entered into that certain Credit Agreement dated December 10, 2010, as amended pursuant to that certain First Amendment to Credit Agreement of even effective date herewith, by and between Borrower and Secured Party (said Credit Agreement, as previously amended and as the same may hereafter be further amended, modified, restated, and/or supplemented from time to time in accordance with its terms, shall hereinafter be collectively referred to as the "Credit Agreement"). Capitalized terms that are used herein without definition and that are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

2.    In connection with the Credit Agreement, Debtor and Secured Party have previously executed a Security Agreement (Borrower) dated December 10, 2010 (the "Security Agreement") covering all Collateral of Debtor more particularly described therein, including without limitation, the specific Equipment Inventory of Debtor identified in Exhibit D attached to the Security Agreement, together with any and all accessions thereto and any and all leases or other Chattel Paper covering any portion of such specific Equipment Inventory.

3.    In connection with an increase in the Commitment and the extension of the Maturity Date under the Credit Agreement, Debtor is now required to amend the Security Agreement in order to evidence the inclusion of additional Equipment Inventory designated by Debtor as additional Collateral for the Obligations.

AGREEMENTS:

Now, in consideration of the financial accommodations extended and to be extended to the Borrower pursuant to the above-described increase in the Commitment and the extension of the Maturity Date under the Credit Agreement, Debtor and Secured Party do hereby amend and modify the Security Agreement upon and subject to the following terms:

Section 1.    Replacement of Equipment Inventory Listing Exhibit. The listing of Equipment Inventory attached as Exhibit D to the Security Agreement is hereby deleted in its entirety, and such Exhibit D is hereby replaced in its entirety by the form of Exhibit D attached hereto and hereby made a part hereof for all purposes.

Section 2.    Pledge of Newly Designated Equipment Inventory. In order to evidence the pledge to Secured Party of a first priority Lien against the additional Equipment Inventory identified and listed on Exhibit D attached to this Amendment which was not originally described in the original Exhibit D attached to the Security Agreement, Debtor and Secured Party hereby agree that all Equipment Inventory described in Exhibit D attached hereto is hereby deemed to be (i) included as Equipment Inventory, as referred to and described in the Security Agreement, and (ii) Collateral securing all Obligations.

Section 2.     Confirmation of Security Interest and Lien. Without limitation of the foregoing, Debtor hereby assigns and transfers to Secured Party, and hereby grants to Secured Party, a security interest and Lien in, to and against all of the above-described additional Equipment Inventory which is now hereby deemed included with the Collateral covered by the Security Agreement.

Section 3.     No Financing Statements, Security Agreements. No security agreement describing all or any portion of the above-described additional Equipment Inventory has been filed or is of record in any jurisdiction except for financing statements or security agreements naming Secured Party as the secured party, and the Lien against such additional Equipment Inventory which is evidenced by the Security Agreement, as hereby amended, is first and superior in priority and is not subject to the Lien of any other person or entity.

Section 4.     Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Security Agreement or any of the other Credit Documents. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Security Agreement and any other Credit Documents are and shall remain in full force and effect. In the event of a conflict between this Amendment and the Security Agreement, the terms of this Amendment shall be controlling.

Section 5. Descriptive Headings, etc. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Debtor and the Secured Party.

Section 7. References to Agreement. As used in the Security Agreement, on and subsequent to the effective date hereof, the term "Agreement" shall mean the Security Agreement, as amended by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto as of the date first set forth above.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto as of the date first set forth above.

“Debtor”

NATURAL GAS SERVICES GROUP, INC.,
a Colorado Corporation

By:	/s/ Stephen C. Taylor
Stephen C. Taylor, Chief Executive Officer

“Secured Party”

JPMORGAN CHASE BANK, N.A.,
a national banking association

By:	/s/ Brenda A. Pollard
Name:	Brenda A. Pollard
Title:	Vice President

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